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                                                                      EXHIBIT 11
                             POLARIS INDUSTRIES INC.

                       COMPUTATION OF NET INCOME PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

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                                                          SECOND QUARTER ENDED         FOR SIX MONTHS ENDED
                                                          --------------------         --------------------
                                                     JUNE 30, 1997  JUNE 30, 1996  JUNE 30, 1997    JUNE 30, 1996
                                                     -------------  -------------  -------------    -------------
Net Income for the Period                               $13,294        $16,286         25,313           29,584
                                                        -------        -------         ------           ------
                                                        -------        -------         ------           ------
Weighted Average Number of Outstanding:
    Common Shares                                        26,686         27,594         26,846           27,511

    Rights                                                   97            431            181              484

    Deferred compensation plan for directors                 11              5             10                4

    Stock option plan                                         3             40              2               27

    Employee stock ownership plan                           170              -            170                -
                                                        -------        -------         ------           ------
         Total common and common
         equivalent shares                               26,967         28,070         27,209           28,026
                                                        -------        -------         ------           ------
                                                        -------        -------         ------           ------
Net Income Per Share                                    $  0.49        $  0.58         $ 0.93           $ 1.06
                                                        -------        -------         ------           ------
                                                        -------        -------         ------           ------
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